EXHIBIT 10(A)(1) TO FORM N-CSR

                                 CODE OF ETHICS
                   (SARBANES-OXLEY ACT OF 2002, SECTION 406)

                                      FOR
                          PRINCIPAL EXECUTIVE OFFICER
                          PRINCIPAL FINANCIAL OFFICER
                                      AND
                          PRINCIPAL ACCOUNTING OFFICER
                                       OF
                            THE CATHOLIC FUNDS, INC.
                                AUGUST 13, 2003

                               I.  CODE OF ETHICS

     It is the policy of The Catholic Funds, Inc. (the "Funds") that the principal executive, financial and accounting officers of the Funds (or persons serving in comparable roles) ("Covered Persons") adhere to and advocate the following principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

A. Act with honesty and integrity, avoiding actual or apparent conflicts between such Covered Person's personal, private interests and the interests of the Funds, including receiving improper personal benefits as a result of such Covered Person's position.

B. Perform responsibilities with a view to causing periodic reports filed with the Securities and Exchange Commission and other public communications to contain information which provides full, fair, accurate, timely and understandable disclosure.

C. Comply with laws of federal, state and local governments applicable to the Funds, and the rules and regulations of private and public regulatory agencies having jurisdiction over the Funds.

D. Act responsibly and in good faith, with due care and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised.

E. Respect the confidentiality of information acquired in the course of the performance of such Covered Person's responsibilities except when authorized or otherwise legally obligated to disclose. Do not use confidential information acquired in the course of the performance of such Covered Person's responsibilities for personal advantage.

F. Proactively promote ethical behavior among subordinates and peers.

G. Use the Funds' assets and resources employed or entrusted in a responsible manner.

H. Do not use the Funds' information, assets, opportunities or such Covered Person's position with the Funds for personal gain. Do not compete directly or indirectly with the Funds.

I. Promptly report any violation of this Code to the Compliance Officer.

J. Comply in all respects with the Funds' Code of Ethics with Respect to Securities Transactions of Access People (Rule 17j-1 Code of Ethics).

K. Acknowledge and certify compliance with the foregoing annually and file a copy of such certification with the Audit Committee of the Funds' Board of Directors.

                          II.  ADMINISTRATION OF CODE

A.   Compliance Officer
     ------------------

     The Independent Directors of the Funds' Board shall appoint a Compliance Officer, who shall have overall responsibility for ensuring compliance with this Code. In such capacity, the Compliance Officer shall report to the Board's Audit Committee. In this regard, in addition to any other reports required by this Code, the Compliance Officer shall appear before the Audit Committee of the Board (in the absence of any interested Directors or Officers of the Funds) no less frequently than annually to report on compliance matters relating to the provisions of this Code. The Compliance Officer shall be a person who has sufficient status within Catholic Knights and Catholic Financial Services Corporation to engender respect for the Code and the authority to adequately deal with the Covered Persons regardless of their stature in the company.

B.   Confidentiality
     ---------------

     The Compliance Officer shall establish and publicize procedures for confidential, anonymous submissions by any officer, director or employee of the Funds, Catholic Knights and Catholic Financial Services Corporation of concerns regarding questionable accounting or auditing matters affecting the Funds. Such procedures are subject to the approval of the Audit Committee of each Fund.

C.   Amendments
     ----------

     Any material amendment to this Code shall be disclosed in accordance with SEC Release IC-25914 (which requires a description of the amendment). The release does not require disclosure of technical, administrative or other non-substantive amendments.

D.   Waivers
     -------

     A waiver of a provision of this Code must be requested whenever there is a reasonable likelihood that a contemplated action will violate the Code. Requests for waivers must be in writing and submitted to the Compliance Officer, who shall make a recommendation to the Audit Committee for final determination. Any waiver or implicit waiver shall be disclosed in accordance with SEC Release IC-25914 (which requires a description of the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver).

     As used herein, "waiver" means any approval by the Audit Committee of a material departure from a provision of this Code. "Implicit waiver" means failure by the Compliance Officer or the Audit Committee to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Funds.

E.   Violations
     ----------

     Upon learning of a violation or potential violation of this Code, the Compliance Officer shall prepare a written report to the Audit Committee providing full details and recommendations for further action.

     The Audit Committee will, in consultation with the Compliance Officer and/or such legal counsel as the Audit Committee deems appropriate, make the final determination of whether a violation has occurred and the action, if any, to be taken in response thereto. The Audit Committee may take into account the qualitative and quantitative materiality of the violation from the perspective of either the detriment to the Funds or the benefit of the violating Covered Person, the policy behind the provision violated and such other facts and circumstances as they deem advisable under all of the facts and circumstances.

F.   Delivery of Code
     ----------------

     All Covered Persons shall receive a copy of this Code and any amendments hereto promptly following adoption and promptly following such person becoming a Covered Person and annually thereafter. Covered Persons will be asked to acknowledge and agree in writing to the provisions of this Code or any amendment hereto when they first become subject to the Code or such amendment.

G.   Regulatory Filing and Reporting
     -------------------------------

     A copy of this Code shall be filed with the SEC as an exhibit to the Funds' certified shareholder report on Form N-CSR or posted on the Funds' website (so long as the Funds disclose that fact and its Internet address in its report on Form N-CSR). Descriptions of material waivers and amendments will be disclosed either in the Funds' Form N-CSR or on the Funds' website.

H.   Records
     -------

     The Compliance Officer shall retain copies of this Code and of all records relating hereto as required by SEC Release IC-25914 and in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.